UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PAX WORLD BALANCED FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

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Pax World Funds - DRAFT PROXY LITE MESSAGE

“Hello. This is Joe Keefe, CEO of Pax World.

I hope that you are enjoying the summer. I am calling you because you are a shareholder in the Pax World Funds, to ask you to take a few minutes to help us obtain your input regarding important issues to be voted on at the Funds’ upcoming annual meeting.

You will soon receive a proxy statement concerning proposals on several important matters involving modernization and reorganization of certain aspects of the operations of the funds.  These include a proposal to replace the fundamental investment policies that currently constitute the Funds’ social screening criteria with modified and expanded social screening criteria that, as non-fundamental investment policies, will allow the directors and the Funds greater flexibility in responding to contemporary social issues so that the Funds social policies can remain relevant and meaningful in a changing world. The current social screening criteria have not been modified since the inception of the Funds, and the Directors believe that modified and expanded social screening criteria will better address contemporary issues, and will permit a more comprehensive, proactive and engaged approach to socially responsible investing.

Your vote is very important to us, and I am calling you today to encourage you to vote as soon as you receive and read the proxy statement.

Shareholders may vote in one of four ways:  by mail, by telephone, by Internet, or by attending the shareholder meeting on Thursday, September 28, 2006.  Please refer to your proxy statement for more detailed voting instructions.

If you have questions or do not receive your proxy within the next few days, please call our Proxy Client Service Center at
1-877-333-2192.

Thank you for investing with Pax World funds, and thank you in advance for voting your proxy ballot for this year’s annual meeting.

Your Vote Is Very Important!
Please Remember To Cast Your Proxy Votes.

• Recently you should have received a proxy package in the mail. If you did not receive the package or have misplaced it, please call 877-333-2192 or your financial advisor for a replacement package.	• Proxy voting options are:	Mail Internet, or Telephone.

• If you have not yet voted, voting your shares promptly will save the Funds the expense and paper usage of follow-up letters and phone calls.	• The website address and toll-free number are listed on the voting card. You can also vote your shares in person at the annual meeting (for details see the other side of this slip).
• If you have questions about the proposals being voted on in the Proxy election please call us at 877-333-2192 for assistance.	• Your vote is very important. If you have already voted, thank you for your participation.

You should consider the fund’s investment objectives, risks, and charges and expenses carefully before investing. For this and other important information, please obtain a fund prospectus by calling 1-800-767-1729 or visiting www.paxworld.com. Please read it carefully before investing. Investment return and principal value may fluctuate so that shares, when redeemed, may be worth more or less than their original cost. Distributor: H.G. Wellington & Co., Inc., Member NASD/SIPC, September 2006.

You Are Invited to the Pax World Funds Annual Shareholder Meeting

When: Thursday, September 28, 2006 ~ 9am - 11am Where: Sheraton Harborside Hotel ~ 250 Market Street ~ Portsmouth, NH Continental breakfast will be served.

When you vote, please let us
know if you plan to join us
for the meeting!

•  Check the RSVP box on your Proxy Vote Card, or

•  Click on the RSVP box on the Proxy Vote website, or

•  RSVP when you vote by phone.

Post Card
Greetings from Pax World,

I hope you’re enjoying your summer! You will soon receive a proxy statement and proxy voting card for several important issues involving modernization and reorganization of certain aspects of Pax World’s operations. Your vote is very important to us!

Please vote as soon as you receive and read the proxy statement. If you have any questions, please call us toll-free at 1-877-333-2192.

Thank you!
Joe Keefe ~ CEO

Important:  Annual Shareholder Meeting to be held September 28, 2006:

Pax World shareholders will soon receive a proxy statement and proxy voting card for several important issues involving modernization and reorganization of certain aspects of the Funds. These include a proposal to replace the fundamental investment policies that currently constitute the Funds’ social screening criteria with modified and expanded social screening criteria that, as non-fundamental investment policies, will allow the directors and the Funds greater flexibility in responding to contemporary social issues so that the Funds social policies can remain relevant and meaningful in a changing world. The current social screening criteria have not been modified since the inception of the Funds, and the Directors believe that modified and expanded social screening criteria will better address contemporary issues, and will permit a more comprehensive, proactive and engaged approach to socially responsible investing.

Your vote is very important to us, and we encourage you to vote as soon as you receive and read the proxy statement. Shareholders may vote in one of four ways:  by mail, by telephone, by website, or by attending the shareholder meeting on Thursday, September 28, 2006.  Please refer to your proxy statement for more detailed voting instructions.

If you have questions or do not receive your proxy within the next few days, please call our Proxy Client Service Center at
1-877-333-2192. (If you have your control number click here to vote.) (click here to read the complete Proxy Statement)